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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-92091 of Alaska Communications Systems Group, Inc. on Form S-8 of our report dated March 3, 2004 (which report expresses an unqualified opinion and included an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets and of Statement of Financial Accounting Standards No. No. 143, Accounting for Asset Retirement Obligation) appearing in the Annual Report on Form 10-K of Alaska Communications Systems Group, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Portland, Oregon
March 26, 2004